Filed Pursuant to Rule 424(b)(5) Registration No. 333-191748

Prospectus Supplement
(To Prospectus dated December 11, 2013)

AIR INDUSTRIES GROUP

1,170,000 Shares

Common Stock

We are offering 1,170,000 shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus at a price of $9.00 per share.

Our common stock is traded on the NYSE MKT under the symbol “AIRI.”  On May 27, 2014, the last reported sales price of our common stock was $10.66 per share.

We are an "emerging growth company" as that term is used in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and, as such, we elected to comply with certain reduced public company reporting requirements. Investing in our common stock involves a high degree of risk.

The aggregate market value of our outstanding common stock held by non-affiliates is $53,992,708 based on 5,903,245 shares of outstanding common stock, of which 5,064,982 are held by non-affiliates, and a per share price of $10.66 based on the closing sale price of our common stock on May 27, 2014. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Investing in our securities involves a high degree of risk.  You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page S-6 of this prospectus and on page 6 of the accompanying prospectus, and in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total

Offering price	$9.00	$10,530,000
Placement agent’s fees (1)(2)	$0.72	$842,400
Proceeds to us, before expenses	$8.28	$9,687,600

(1)
In addition to the placement agent fee listed in the table above, we have agreed to reimburse the placement agent for certain of its expenses with respect to this offering as described under “Plan of Distribution (Conflict of Interest)” on page S-12 of this prospectus supplement.

(2)	Does not include a cash fee of $50,000 and expense reimbursement payable to National Securities Corporation for acting as a qualified independent underwriter in accordance with FINRA Rule 5121.

We estimate the expenses of this offering, excluding placement agent fees, will be approximately $211,118.

We have retained Taglich Brothers, Inc. to act as our exclusive placement agent for this offering. We have agreed to pay the placement agent the placement agent fee set forth in the table above, which assumes that we sell all of the securities we are offering. The placement agent is not required to arrange for the sale of any specific number of securities or dollar amount but will use reasonable best efforts to arrange for the sale of the securities. Under the rules of the Financial Industry Regulatory Authority, or FINRA, Taglich Brothers, Inc. has a conflict of interest in offering our shares of common stock since Taglich Brothers, Inc. and its affiliates own approximately 13.23% of our outstanding shares and certain directors and officers of Taglich Brothers, Inc. are members of our Board of Directors. Due to this conflict of interest, we have retained National Securities Corporation to act as a qualified independent underwriter in accordance with FINRA Rule 5121. See “Plan of Distribution (Conflict of Interest)” on page S-12 of this prospectus supplement.

We expect that delivery of the shares will be made to investors on or about June 3, 2014.

TAGLICH BROTHERS, INC.

Prospectus supplement dated May 28, 2014

TABLE OF CONTENTS

Prospectus Supplement

Page No.
About This Prospectus Supplement	S-ii
Prospectus Supplement Summary	S-1
The Offering	S-4
Risk Factors	S-6
Special Note Regarding Forward-Looking Statements	S-7
Use of Proceeds	S-8
Price Range of Common Stock	S-9
Dilution	S-10
Capitalization	S-11
Plan of Distribution (Conflict of Interest)	S-12
Legal Matters	S-16
Experts	S-16
Incorporation of Certain Documents by Reference	S-17
Where You Can Find Additional Information About Us	S-17

Prospectus

About This Prospectus	4
Prospectus Summary	5
The Offering	5
Risk Factors	6
Special Note Regarding Forward-Looking Statements	7
Our Company	7
Use Of Proceeds	8
Ratio of Earnings to Fixed Charges	8
Descriptions Of The Securities We May Offer	9
Capital Stock	9
Warrants	11
Debt Securities	14
Units	15
Plan Of Distribution	15
Limitations on Liability and Indemnification of Officers and Directors	17
Legal Matters	19
Experts	19
Incorporation Of Certain Documents By Reference	19
Where You Can Find Additional Information About Us	20

i

ABOUT THIS PROSPECTUS SUPPLEMENT

On October 16, 2013, we filed with the Securities and Exchange Commission, or SEC, a registration statement on Form S-3 (File No. 333-191748) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement, as amended, became effective on December 11, 2013. Under this shelf registration process, we may, from time to time, sell common stock and other securities, including the securities to be sold in this offering. As of May 27, 2014, the aggregate market value of our common stock held by non-affiliates was approximately $53,992,708 based on 5,064,982 shares of outstanding common stock, excluding 838,263 shares held by affiliates, and a price of $10.66 per share, which was the last reported sale price of our common stock as quoted on the NYSE MKT on that date.  We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 month calendar period that ends on, and includes, the date of this prospectus supplement.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information contained in the documents identified under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find Information About Us.”

We have not authorized anyone to give any information or make any representation about us that is different from or in addition to, that contained in this prospectus supplement and the accompanying prospectus or in any of the materials that we have incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Incorporation of Certain Documents by Reference.” Therefore, if anyone gives you information of this sort, you should not rely on it as authorized by us. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus supplement and the accompanying prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus supplement and the accompanying prospectus does not extend to you. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

As used, or incorporated by reference, in this prospectus, unless otherwise stated or the context requires otherwise, the “Company” and terms such as “we,” “us” “our,” and “AIRI” refer to Air Industries Group, a Nevada corporation, and prior to August 30, 2013, Air Industries Group, Inc., a Delaware corporation, and our directly and indirectly wholly-owned subsidiaries: Gales Acquisition Group, Inc., a Delaware corporation, Air Industries Machining, Corp., a New York corporation (“AIM”), Welding Metallurgy, Inc., a New York corporation  (“Welding Metallurgy,” or “WMI”),  Nassau Tool Works, Inc., a New York corporation (“NTW”), Miller Stuart, Inc., a New York corporation (“Miller Stuart”), Woodbine Products, Inc. (“Woodbine”) and for periods prior to its divestiture in December 2010, Sigma Metals, Inc. (“Sigma Metals” or “Sigma”).

ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section contained in this prospectus supplement, our consolidated financial statements and the related notes thereto and the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Overview

We are an aerospace and defense company operating primarily in the defense industry, though the proportion of our business represented by the commercial sector is increasing.  We design and manufacture structural parts and assemblies that focus on flight safety, including landing gear, arresting gear, engine mounts, flight controls, throttle quadrants, Nacelle Struts which transmit the thrust of a jet engine to the body of the aircraft and other components. We also provide sheet metal fabrication of aerostructures, tube bending and welding services.   Our products are currently deployed on a wide range of high profile military and commercial aircraft including Sikorsky's UH-60 Blackhawk helicopter, Lockheed Martin's F-35 Joint Strike Fighter, Northrop Grumman's E2D Hawkeye, Pratt & Whitney’s Gear fan jet engine, the US Navy F-18 and USAF F-16 fighter aircraft, and in the commercial sector, Boeing's 777, Airbus' 380 commercial airliners, and other commercial airliners.

We were incorporated in Nevada on July 9, 2013 and are successor by merger on August 30, 2013 to our former corporate parent, Air Industries Group, Inc., a Delaware corporation organized in November 2005 in connection with the acquisition of AIM.  In June 2007, we changed our name to Air Industries Group, Inc.  In addition to growing organically at AIM, we acquired Sigma Metals in April 2007, Welding Metallurgy in August 2007, acquired the business now operated by NTW in an asset acquisition in June 2012 and in an asset acquisition, acquired the assets of Decimal Industries, Inc. on July 1, 2013. On November 6, 2013, we acquired 100% of the stock of Miller Stuart. On April 1, 2014, we acquired 100% of the stock of Woodbine. In October 2008, we discontinued the operations of Sigma Metals, and subsequently, liquidated or otherwise disposed of its assets. The assets acquired from Decimal Industries have been incorporated into the operations of Welding Metallurgy. For the immediate future, Miller Stuart will be operated as a separate business unit.

AIM has manufactured components and subassemblies for the defense and commercial aerospace industry for over 40 years and has established long term relationships with leading defense and aerospace manufacturers such as Boeing, Goodrich Landing Gear, Lockheed Martin, and Northrop Grumman.  AIM manufactures machined aircraft parts and subassemblies for many of the major aircraft platforms in the industry. AIM’s customers include original equipment manufacturers, or OEMs, and members of the defense and commercial aerospace industry supply chains, including Sikorsky, Goodrich Landing Gear, Lockheed Martin, Boeing, and Northrop Grumman. AIM is based in Bay Shore, Long Island, New York.

WMI has provided specialty welding services and metal fabrications to the defense and commercial aerospace industry since 1979 and as a result of the acquisition of the assets of Decimal Industries now also manufactures welded and brazed chassis structures housing electronics, radars, and avionics in aircraft. Its customers include GKN Corporation, Sikorsky, Lockheed Martin, Boeing and Northrop Grumman. WMI is based in Hauppauge, Long Island, New York.

The predecessor of NTW was founded in 1959.  NTW’s principal business is the fabrication and assembly of  landing gear components and complete landing gear for fighter aircraft for the US and foreign governments. NTW also performs sub-contract machining for other aerospace manufacturers, including Air Industries. NTW is located in West Babylon, Long Island, New York.

Decimal was founded in 1968, and it principal business is the fabrication of precision sheet metal assemblies for the aerospace industry. Miller Stuart was founded in 1966 and is a manufacturer of aerospace components whose customers include major aircraft manufacturers and the US Military. Miller Stuart specializes in electromechanical systems, harness and cable assemblies, electronic equipment and printed circuit boards. Woodbine, founded in 1954, is a manufacturer of aerospace components whose customers include major aircraft component suppliers.

Our Business Strategy

Since the 1990s, the aerospace and defense industries have undergone radical consolidation. The largest prime contractors have merged or been acquired resulting in fewer, and much larger, entities. Some examples are Boeing which acquired McDonnell Douglas; Lockheed Martin, formed by Lockheed's acquisition of Martin Marietta, together with the aerospace divisions of General Dynamics; Northrop Grumman, which fused together Northrop, Grumman, Westinghouse and Litton Industries into one entity. Where once there were nine companies there are now just three.

The consolidation of the prime contractors has caused a similar consolidation of suppliers. Major contractors seek to streamline supply chains by buying both larger quantities and more complete sub-assemblies from fewer suppliers. This has led to increased competitive pressure on many smaller firms. To survive in this environment, suppliers must invest in systems and infrastructures capable of interfacing with and meeting the needs of prime contractors. Suppliers with $15-$100 million in annual sales, referred to as the “Tier III and IV Manufacturing Sector,” must become fully capable of working interactively in a computer aided three dimensional automated engineering environment and must have independent third party quality system certifications. We believe this industry trend will increase pressure on smaller aerospace/defense critical component manufacturers, the Tier III and IV suppliers, as the cost of upgrading their systems to achieve the level of interactivity necessary to work with prime contractors, to the extent they have not already done so, will adversely impact their profit margins. Our acquisitions of WMI and MSI, and the NTW Acquisition are part of our strategy to react to this market environment.

We intend to increase our business through internal growth and accretive acquisitions.  Our ability to make acquisitions is dependent, in part, on our available cash and upon our ability to raise debt or equity as necessary to complete any acquisition.  We recently acquired Woodbine Products, Inc., a Long Island based manufacturer of aerospace components whose customers include suppliers of major aircraft component suppliers for a purchase price of $2,400,000 in cash, subject to adjustment, plus 30,000 shares of our common stock. Currently, we are in the later stages of negotiations with two acquisition candidates.  One of the acquisition candidates is a fabricator of sheet metal components using drop hammer and hydro-forming machinery located in the Southwestern United States (the “SW Target”). The SW Target is currently a supplier of components to WMI.  Its other customers include major aerospace companies, some of which already do business with us. In addition, we anticipate that in the foreseeable future we will enter into a contract with the shareholders of NE Target. Located in New England, NE Target is a logistics company which aggregates products and assembles kits of equipment for the U.S. Military and Government.

For the year ended December 31, 2013, the two targets had combined revenues of approximately $10.8 million and combined EBITDA, after adjustment for owners’ compensation, of approximately $1.55 million.  We anticipate that a portion of the proceeds of this offering will be used to complete one or more of the acquisitions.

As of the date hereof there is no binding contract with the targets or the shareholders of any of the targets and there can no assurance that either or both of the two potential transactions will be consummated on the terms described above, or at all. Our ability to complete any or all of the potential acquisitions is subject to the consent of our lender and our ability to increase our debt or raise equity.  The issuance of the shares offered by this prospectus supplement, and any other offering of our common stock, or securities convertible into, exercisable or exchangeable for shares of our common stock, will result in an increase in the number of our shares outstanding, diluting the interests of our current shareholders. Nevertheless, given that the two acquisitions are anticipated to be accretive to our earnings per share, we believe it is in the best interests of our shareholders to complete the acquisitions if appropriate financing can be obtained.

Recent Developments

On April, 1, 2014, WMI acquired the outstanding shares of Woodbine for $2,400,000 in cash, subject to adjustment, plus 30,000 restricted shares of our common stock.

In connection with the acquisition of Woodbine, we, our wholly-owned subsidiaries and Woodbine entered into the Third Amendment to our Amended and Restated Loan and Security Agreement with PNC Bank, N.A. (the “PNC Loan Agreement”) adding Woodbine as a borrower and increasing the Term Loan under the PNC Loan Agreement from $1,347,630.50 to $2,676,183.20, payable in thirty two (32) consecutive monthly principal installments, the first thirty one (31) of which shall be in the amount of $31,859.32 commencing on May 1, 2014, and continuing on the first day of each month thereafter, with a thirty second (32nd) and final payment of any unpaid balance of principal and interest payable on November 30, 2016.

Company History and Corporate Information

We are headquartered in Bay Shore, New York.  We were incorporated in Nevada on July 9, 2013 and are successor by merger on August 30, 2013 to our former corporate parent, Air Industries Group, Inc., a Delaware corporation organized in November 2005 in connection with the acquisition of AIM.  Our principal offices are located at 1479 North Clinton Avenue, Bay Shore, New York 11706 and our telephone number is (631) 968-5000. All of our subsidiaries are located within a 10 mile radius from our headquarters. Our principal website is http://www.airindustriesgroup.com. The information contained on our website is not incorporated by reference into, and does not form any part of, this prospectus supplement or the accompanying prospectus. We have included our website address as a factual reference and do not intend it to be an active link to our website. Our common stock is listed on the NYSE MKT and trades under the symbol “AIRI.” Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports, are available free of charge through the “Investors—SEC Filings” section of our website as soon as reasonably practicable after such materials have been electronically filed with, or furnished to, the SEC.

The Offering

Common stock offered by us	1,170,000 shares

Common stock to be outstanding after this offering	7,073,245 shares

Price per share of common stock	$9.00

Use of proceeds
We intend to use the proceeds from this offering for general corporate purposes, which may include, among other things, repayment of debt, the financing of possible acquisitions and working capital. See “Use of Proceeds” on page S-8 of this prospectus supplement.

Conflict of Interest
Under the rules of the Financial Industry Regulatory Authority, or FINRA, Taglich Brothers, Inc., the placement agent in this offering, has a conflict of interest in offering our shares of common stock since Taglich Brothers, Inc. and its affiliates own approximately 13.23% of our outstanding shares and certain directors and officers of Taglich Brothers, Inc. are members of our Board of Directors. Accordingly, this offering will be made in compliance with the applicable provisions of FINRA Rule 5121(a)(2), which requires that a “qualified independent underwriter” as defined in FINRA Rule 5121(f)(5), participate in the preparation of the registration statement and prospectus and exercise its usual standards of due diligence in respect thereto.  National Securities Corporation is assuming the responsibilities of acting as the qualified independent underwriter in this offering and is undertaking the legal responsibilities and liabilities of an underwriter under the Securities Act of 1933, as amended, or the Securities Act, specifically including those inherent in Section 11 of the Securities Act.  See “Plan of Distribution (Conflict of Interest)” on page S-12 of this prospectus supplement for more information.

Risk factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and page 6 of the accompanying prospectus.

NYSE MKT	AIRI

The number of shares to be outstanding after this offering is based on 5,903,245 shares of common stock outstanding as of May 27, 2014. It does not include:

•
431,332 shares of our common stock issuable upon exercise of stock options outstanding as of May 27, 2014 under our equity incentive plans as of that date, at a weighted average exercise price of $9.36 per share;

•	482,253 shares of our common stock are available as of May 27, 2014 for future grant or issuance pursuant to our 2013 stock-based plan for employees, directors and consultants; and

•	125,385 shares of common stock issuable upon the exercise of warrants outstanding as of May 27, 2014 at a weighted-average exercise price of $6.49 per share.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the placement agent’s warrants to purchase up to 46,800 shares of common stock at an exercise price of $11.25 per share described on page S-13 of this prospectus supplement.

Statement of Operations Data
	Year Ended December 31,		Three Months Ended March 31,
	2013	2012	2014	2013
Net Sales	$62,833,000	$64,215,000	$15,453,000	$14,325,000
Cost of Sales	47,598,000	49,357,000	11,408,000	10,678,000
Gross Profit	15,235,000	14,858,000	4,045,000	3,647,000
Operating and interest cost	11,962,000	10,717,000	3,119,000	2,854,000
Other income (expense) net	296,000	(146,000)	(1,000)	(25,000)
Income taxes (benefit)	(170,000)	1,447,000	584,000	489,000
Net Income	3,739,000	2,548,000	341,000	279,000

Income per share-basic	0.65	0.54	0.06	0.05
Income per share-diluted	0.63	0.54	0.06	0.05

Weighted average shares outstanding-basic	5,739,014	4,680,581	5,863,654	5,711,093
Weighted average shares outstanding-diluted	5,932,726	4,759,246	6,125,909	5,809,572

Balance Sheet Data

	March 31, 2014	December 31, 2013
Cash and cash equivalents	$687,000	$561,000
Working capital	13,301,000	12,531,000
Total assets	54,554,000	50,172,000
Total liabilities	33,494,000	28,559,000
Total stockholders' equity	21,060,000	21,613,000

RISK FACTORS

An investment in our common stock involves a high degree of risk.  Before deciding whether to invest in our common stock, you should consider carefully the risks discussed under the section captioned “Risk Factors” contained in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q and our current reports on Form 8-K on file with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC which are incorporated by reference in the prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement, the accompanying prospectus and the information and documents incorporated by reference.  If any of these risks actually occurs, our business, financial condition, results of operation or cash flow could be seriously harmed.  This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risk Factors Related to this Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

We have not designated the amount of net proceeds from this offering to be used for any particular purpose. Accordingly, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our profitability or market value.

Investors in this offering will experience immediate substantial dilution in the net tangible book value per share.

You will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering because the price per share of our common stock being offered hereby is substantially higher than the book value per share of our common stock. Our net tangible book value as of March 31, 2014 was approximately $2.51 per share of common stock. Based on an offering price of $9.00 per share in this offering, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $5.56 per share in the net tangible book value of the common stock.

A large number of shares may be sold in the market following this offering, which may depress the market price of our common stock.

All of the shares of our common stock sold in the offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of shares of our common stock may be sold in the public market following this offering, which may cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares.

The increase in the number of our shares outstanding as a result of this offering will increase the amount of cash necessary to maintain our quarterly dividend.

We have sold 1,170,000 shares in the offering being conducted pursuant to this prospectus supplement.  We have paid a cash dividend every quarter since the fourth quarter of 2012.  Our most recently quarterly dividend, in the amount of $0.15 per share, was paid on April 22, 2014.  Increasing the number of our shares outstanding by the 1,170,000 shares sold in this offering will increase by $175,500, the amount of cash that will be required to be devoted to the payment of dividends each quarter, assuming we are to maintain our current quarterly dividend of $0.15 per share.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements, which in some cases, you can identify by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements, relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These statements include statements regarding our operations, cash flows, financial position and economic performance including, in particular, future sales, product demand, competition and the effect of economic conditions. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties.

Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures, distribution channels, profitability, new products, adequacy of funds from operations, and general economic conditions, these statements and other projections contained herein, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and expressing opinions about future outcomes and non-historical information, are subject a number of risks and uncertainties, many of which are beyond our control, and reflect future business decisions that are subject to change and, therefore, there is no assurance that the outcomes expressed in these statements will be achieved.  Some of the assumptions, future results and levels of performance expressed or implied in the forward-looking statements we have made or may make in the future inevitably will not materialize, and unanticipated events may occur which will affect our results. Investors are cautioned that forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the expectations expressed in forward- looking statements contained herein. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks and uncertainties in greater detail under the heading “Risk Factors” on page S-6 of this prospectus supplement and page 6 of the accompanying prospectus and in our SEC filings, including those discussed in “Item 1A: Risk Factors” of Our Annual Report on form 10-K for the year ended December 31, 2013, as well as in our consolidated financial statements, related notes, and the other financial information appearing in Our 2013 Annual Report.

You should read this prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the shares of our common stock we are offering will be $9,476,482, based on the offering price of $9.00 per share, and after deducting the placement agent fees and $211,118 of estimated offering expenses payable by us, including $50,000 and expense reimbursement of up to $10,000 payable to National Securities Corporation for acting as a qualified independent underwriter in accordance with FINRA Rule 5121.

We intend to use the proceeds from this offering for general corporate purposes, which may include, among other things, repayment of debt, the financing of possible acquisitions and working capital. Pending the application of the net proceeds, we may invest the proceeds in marketable securities and short-term investments.

We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from this offering. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities.

PRICE RANGE OF COMMON STOCK

Our common stock is listed on NYSE MKT under the symbol “AIRI.” The last reported sale price for our common stock on May 27, 2014 was $10.66 per share. The table below sets forth information on the range of high and low sales prices for our common stock during the periods indicated.

	High	Low
Quarter Ended March 31, 2012	$9.64	$2.95
Quarter Ended June 30, 2012	$6.27	$3.17
Quarter Ended September 30, 2012	$6.27	$5.50
Quarter Ended December 31, 2012	$12.00	$5.70
Quarter Ended March 31, 2013	$7.27	$6.00
Quarter Ended June 30, 2013(1)	$6.24	$5.97
Quarter Ended September 30, 2013	$5.97	$7.91
Quarter Ended December 31, 2013	$9.50	$7.61
Quarter Ended March 31, 2014	$9.64	$7.97
Quarter Ended June 30, 2014 (through May 27, 2014)	$12.48	$9.50
___
(1) Our common stock commenced trading on the NYSE MKT on June 12, 2013. Prior to June 12, 2013, our common stock was quoted on OTC Bulletin Board under the symbol “AIRI.” Prior to February 11, 2013, our common stock was quoted on OTC Pink under the symbol “AIRI.PK.”

Dividend Policy

On both April 1 and July 5, 2013, we paid dividends of $0.0625 per share on our common stock. On both October 15, 2013 and January 9, 2014, we paid dividends of $0.125 per share on our common stock.  On April 22, 2014, we paid a dividend of $0.15 per share on our common stock. We intend to continue to pay dividends in each of the remaining fiscal quarters of 2014 and thereafter.  However  all determinations relating to our dividend policy will be made at the discretion of our Board of Directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospects and other factors the Board of Directors may deem relevant. Further, the payment of any cash dividends requires compliance with financial covenants of the loan agreement with our principal lender.

DILUTION

If you purchase shares of our common stock in this offering, your interest will be diluted to the extent of the difference between the offering price per share of our common stock and the net tangible book value per share of our common stock after this offering. Our net tangible book value as of March 31, 2014 was $14,745,000, or $2.51 per share of common stock. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets (including intangible assets, goodwill, deferred tax assets and deferred finance costs). “Net tangible book value per share” is net tangible book value divided by the total number of shares of common stock outstanding.

After giving effect to the sale by us of 1,170,000 shares of our common stock in this offering at an offering price of $9.00 per share, and after deducting the placement agent fees, the fees of National Securities Corporation for acting as a qualified independent underwriter and $161,118 of estimated offering expenses that we will pay, our net tangible book value as of March 31, 2014 would have been $24,221,482, or $3.44 per share of common stock. This amount represents an immediate increase in net tangible book value of $0.89 per share to existing stockholders and an immediate dilution of $5.56 per share to purchasers in this offering. In computing net tangible book value as of March 31, 2014, and as adjusted to give effect to this offering, we have not included in the number of shares outstanding as of March 31, 2014, and as adjusted, 39,457 shares issued subsequent to March 31, 2014.

The following table illustrates dilution:

Offering price per unit		$9.00
Net tangible book value per share as of March 31, 2014	$2.51
Increase in net tangible book value per share after this offering	$0.93
Pro forma net tangible book value per share after this offering		$3.44

Dilution per share to new investors in this offering		$5.56

The above table is based on 5,863,788 shares outstanding as of March 31, 2014 and excludes, as of that date:

•	426,832 shares of our common stock subject to outstanding options having a weighted average exercise price of $9.34 per share; and

•	115,385 shares of common stock issuable upon the exercise of warrants outstanding at a weighted-average exercise price of $6.30 per share.

To the extent that any outstanding options or warrants are exercised, new options are issued under our 2013 Equity Stock Incentive Plan, or we otherwise issue additional shares of common stock in the future, at a price less than the public offering price, there will be further dilution to new investors.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2014 on:

•	an actual basis; and

•
on an as adjusted basis to reflect our receipt of the estimated net proceeds from our sale of 1,170,000 shares of our common stock in the offering at an offering price of $9.00 per share, after deducting estimated offering expenses payable by us.

	Actual	As Adjusted
Stockholders’ equity :

Preferred stock, $0.001 par value, 1,000,000 shares authorized,; 0 shares issued and outstanding, actual and as adjusted	$—	$—

Common stock, $0.001 par value, 25,000,000 shares authorized, 5,863,788 shares issued and outstanding, actual; 7,033,788 shares issued and outstanding, as adjusted.	6,000	7,000

Additional paid-in capital	35,905,000	45,380,000

Accumulated deficit	(14,851,000)	(14,851,000)

Long term liabilities
Notes Payable and Capitalized Lease Obligation - Net of Current Portion	3,219,000	3,219,000
Lease Impairment - Net of Current Portion	40,000	40,000
Deferred Gain on Sale - Net of Current Portion	437,000	437,000
Deferred Rent	1,151,000	1,151,000

Total stockholders’ equity	$21,060,000	$30,536,000

The actual and as adjusted number of shares to be outstanding immediately after this offering as shown above is based on 5,863,788 shares outstanding as of March 31, 2014 and excludes 39,457 shares issued subsequent to March 31, 2014, and as of that date:

•	426,832 shares of our common stock subject to outstanding options having a weighted average exercise price of $9.34 per share;

•	115,385 shares of common stock issuable upon the exercise of warrants outstanding at a weighted-average exercise price of $6.30 per share.

PLAN OF DISTRIBUTION (CONFLICT OF INTEREST)

We have entered into a placement agent agreement, dated as of May 28, 2014 with Taglich Brothers, Inc., or Taglich Brothers. Subject to the terms and conditions contained in the placement agent agreement, Taglich Brothers has agreed to act as the placement agent in connection with the sale of up to 1,170,000 shares of our common stock. The placement agent is not purchasing or selling any securities by this prospectus supplement or the accompanying prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of the securities, but it has agreed to use its best efforts to solicit purchasers for the securities in this offering. There is no required minimum number of shares of common stock that must be sold as a condition to completion of the offering.

We will enter into subscriptions agreements directly with investors in connection with this offering, and we will only sell to investors who have entered into the subscription agreement. Our obligation to issue and sell shares of our common stock to investors is subject to the conditions set forth in the subscription agreement, which may be waived by us in our discretion. An investor’s obligation to purchase shares of our common stock is subject to conditions set forth in the subscription agreement, which may be waived by the investor.

Unless investors instruct us otherwise, we will deliver the shares of common stock being issued to the investors electronically upon receipt of investor funds for the purchase of the shares of our common stock offered pursuant to this prospectus supplement. We expect to deliver the shares of our common stock being offered pursuant to this prospectus supplement on or about June 3, 2014.

We have agreed to pay Taglich Brothers, our placement agent, placement agent commissions and fees in an amount equal to 8.0% of the aggregate proceeds of this offering. The following table shows the estimated per share and total cash fees we will pay to Taglich Brothers, Inc. in connection with the sale of the shares of common stock offered pursuant to this prospectus supplement and the accompanying prospectus.

Per share placement agent fees	$0.72	(1)
Total	$842,400

(1) Does not include expense reimbursements of up to 0.71225 % of the gross proceeds received by us in the Offering to the placement agent, which includes the placement agent's counsel fees and expenses related to the FINRA review in connection with this offering.

However, because there is no minimum offering amount required as a condition to closing of this offering, the actual total offering commissions, if any, may be substantially less than the total offering amounts set forth above. We estimate the total expenses of this offering, excluding the placement agency fees and fees payable to our “qualified independent underwriter,” National Securities Corporation, as discussed below, will be approximately $161,118.

The total compensation payable to Taglich Brothers and  National Securities Corporation in connection with this offering, and as further discussed below, will not exceed 11.8157% of the total gross proceeds raised in this offering in the case the offering size is less than $9 million.

The placement agent agreement provides that the obligations of the placement agent are subject to certain conditions precedent, including the absence of any material adverse changes in our business and the receipt of certain certificates, opinions and letters from us, our counsel and our auditors.

We have agreed to indemnify the placement agent and specified other persons against certain civil liabilities, including liabilities under the Securities Act or the Exchange Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

Our officers and directors have signed lock-up agreements, pursuant to which they have agreed to not, directly or indirectly, offer, sell, agree to sell or otherwise transfer or dispose of any shares of our common stock or any securities convertible into or exchangeable for shares of our common stock, without the prior written consent of Taglich Brothers, for a period of 180 days after the date of this prospectus supplement.

Placement Agent’s Warrants

We have agreed to privately issue to Taglich Brothers, as placement agent, warrants to purchase up to 46,800 shares of common stock, which is 4.0% of the shares sold in this offering as additional compensation. The shares issuable upon exercise of these warrants are identical to those offered by this prospectus. The warrants are exercisable for cash or on a cashless basis at per share exercise price equal to $11.25, which is 125% of the price per share for the shares of common stock being sold in this offering, commencing on a date which is one year from the date of the commencement of sales of this offering and expiring on a date which is no more than five years from the date of the commencement of sales of this offering in compliance with FINRA Rule 5110(f)(2)(H)(i). The warrants and the shares of common stock underlying the warrants have been deemed compensation by FINRA and are, therefore, subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The placement agent (or permitted assignees under the Rule) will not sell, transfer, assign, pledge or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of these warrants or the underlying securities for a period of 180 days after the date of the commencement of sales of this offering. In addition, the warrants provide for registration rights upon request, in certain cases. The demand registration right provided will not be greater than five years from the date of the commencement of sales of this offering in compliance with FINRA Rule 5110(f)(2)(H)(iv). The piggyback registration right provided will not be greater than seven years from the date of the commencement of sales of this offering in compliance with FINRA Rule 5110(f)(2)(H)(v). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants, other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of common stock at a price below the warrant exercise price.

Conflict of Interest

Under the rules of the Financial Industry Regulatory Authority, or FINRA, Taglich Brothers has a conflict of interest in offering our shares of common stock since Taglich Brothers and its affiliates own approximately 13.23% of our outstanding shares. Michael N. Taglich, the Chairman of our board of directors, is the president and chairman of Taglich Brothers, Robert F. Taglich, a member of our board of directors, is a managing director of Taglich Brothers, and Robert Schroeder, a member of our board of directors is vice president - Investment Banking of Taglich Brothers. Messrs. Michael N. Taglich and Robert F. Taglich are brothers. Due to this conflict of interest, this offering will be made in compliance with the provisions of Rule 5121(a)(2) of FINRA which requires that a “qualified independent underwriter” as defined in Rule 5121(f)(12) of FINRA Rules, participate in the preparation of the registration statement and prospectus and exercise its usual standards of due diligence in respect thereto.  National Securities Corporation is assuming the responsibilities of acting as the qualified independent underwriter in this offering and is undertaking the legal responsibilities and liabilities of an underwriter under the Securities Act of 1933, as amended, specifically including those inherent in Section 11 thereunder.  National Securities Corporation will receive $50,000 in cash and expense reimbursement in an amount not to exceed $10,000 as compensation for serving as qualified independent underwriter; provided, however, that if the gross proceeds from this offering is less than $9 million, we will only be responsible to pay the QIU 0.5556% of the gross proceeds of this offering as compensation for its services and up to 0.1111% of the gross proceeds of the offering as expense reimbursement and Taglich Brothers will be responsible to pay the balance out of its own commission received in this offering.  We have agreed to indemnify National Securities Corporation against liabilities incurred in connection with acting as a qualified independent underwriter, including liabilities under the Securities Act.

Affiliations

Taglich Brothers, the placement agent for this offering, acted as agent for a private placement of our securities that was closed in October 2013, and received $20,000 as cash compensation.

We and Taglich Brothers have entered into a capital markets advisory agreement pursuant to which Taglich Brothers provides us, on a non-exclusive basis, business advisory services for a monthly fee of $7,000, a warrant to purchase 10,000 shares of our common stock at an exercise price of $8.72 per share, vesting quarterly over a one-year period and any reasonable out of pocket expenses. Such advisory services fees, warrant and expense reimbursements received and to be received during the 180-day period preceding the date of the commencement of sales of this offering through 90 days following the date of the commencement of sales of this offering are deemed items of value in connection with the offering in an aggregate amount of approximately 0.8229 % of the gross proceeds of this offering.

In addition, Michael N. Taglich, serves as the Chairman of our board of directors for which he receives $57,500 annual cash compensation and options to purchase 3,000 shares of our common stock annually. Robert F. Taglich serves as a member of our board of directors for which he receives $57,500 annual cash compensation and options to purchase 3,000 shares of our common stock annually and Robert Schroeder serves as a member of our board of directors for which he receives $24,000 annual cash compensation and options to purchase 3,000 shares of our common stock annually. The options to purchase common stock received and to be received by Messrs. Michael T. Taglich, Robert F. Taglich and Robert Schroeder during the 180-day period preceding the date of the commencement of sales of this offering through 90 days following the date of the commencement of sales of this offering are deemed items of value in connection with the offering in an aggregate amount of approximately 0.1545% of the gross proceeds of this offering. In addition, the total cash compensation received and to be received by Mr. Robert F. Taglich that is in excess of the cash compensation received and will be received by other members of the board of directors during the 180-day period preceding the date of the commencement of sales of this offering through 90 days following the date of the commencement of sales of this offering deemed item of value in connection with the offering in an aggregate amount of approximately 0.3181% of the gross proceeds of this offering.

Taglich Brothers and Messrs. Michael N. Taglich, Robert F. Taglich and Robert Schroeder are subject to lock-up restrictions, with respect to the options received as compensation for serving on our board of directors and the warrant to purchase 10,000 shares under the capital markets advisory agreement, of 180 days immediately following the date of the commencement of sales of this offering, pursuant to which such individual will not (1) sell, transfer, assign, pledge or hypothecate these shares or (2) cause these shares to be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the Shares, in each case in accordance with FINRA Conduct Rule 5110(g)(1), and except as provided for in FINRA Rule 5110(g)(2).

The total compensation payable to Taglich Brothers and the QIU in connection with this offering will not exceed 11.8157% of the total gross proceeds raised in this offering in the case the offering size is less than $9 million.

Furthermore, we and Taglich Brothers have entered into a research distribution agreement, under which Taglich Brothers receive a monthly fee of $1,500 for at least six months following the offering.

The placement agent or its affiliates may in the future provide investment banking, commercial banking and/or other services to us from time to time, for which they may in the future receive customary fees and expenses.

Our common stock is traded on the NYSE MKT under the symbol “AIRI.”

The placement agent may distribute this prospectus supplement and the accompanying prospectus electronically.

The placement agent agreement is included as an exhibit to a Current Report on Form 8-K that we have filed with the SEC and that is incorporated by reference into the registration statement of which this prospectus supplement forms a part.

This prospectus supplement and the accompanying base prospectus may be made available in electronic format on websites or through other online services maintained by the placement agent, or by an affiliate. Other than this prospectus supplement and the accompanying base prospectus, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of this prospectus supplement and the accompanying base prospectus or the registration statement of which this prospectus supplement and the accompanying base prospectus form a part, has not been approved and/or endorsed by us or the placement agent, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agent agreement and subscription agreements. A copy of the placement agent agreement and the form of subscription agreement with the purchasers are included as exhibits to our current report on Form 8-K that we have filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement forms a part. See “Where You Can Find Additional Information” on page S-17.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Eaton & Van Winkle LLP., New York, New York.  The placement agent has been represented in connection with this offering by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York.

EXPERTS

The consolidated financial statements of Air Industries Group and Air Industries Group, Inc. (the “Predecessor”), the corporate parent and predecessor by merger to Air Industries Group, as of and for the years ended December 31, 2013 and 2012, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed March 25, 2013 and incorporated by reference herein, were audited by Rotenberg Meril Solomon Bertiger & Guttilla, P.C., independent registered public accounting firm, as stated in their report which is incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s website at http://www.sec.gov.

This prospectus supplement and the accompanying prospectus are only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933, as amended, and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at www.airindustriesgroup.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus supplement.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with them, which means that we can disclose important information in this prospectus supplement by referring to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement. We incorporate by reference the following documents (unless otherwise noted, the SEC file number for each of the documents listed below is 001-35927):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed on March 25, 2014;

•	our Quarterly Report on Form 10-Q, filed on May 8, 2014;

•	our Current Reports on Form 8-K filed on March 26, 2014, April 2, 2014 and May 29, 2014;

•
the description of our common stock and public warrants contained in our Registration Statement on Form 8-A, filed on May 14, 2013 (File No. 001-35927), which incorporates by reference the description of the shares of our common stock contained in our Registration Statement on Form 10 (File No. 000-29245), initially filed with the SEC on October 2, 2012, as subsequently amended and any amendment or reports filed with the SEC for purposes of updating such description; and

•
all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof from the date of filing such reports and other documents.

A statement contained in a document incorporated by reference into this prospectus supplement and the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement, the accompanying prospectus or in any other subsequently filed document which is also incorporated in this prospectus supplement or the accompanying prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Investor Relations
Air Industries Group
1479 North Clinton Avenue, Bay Shore, New York 11706
Telephone: (631) 968-5000

PROSPECTUS

Air Industries Group

$15,339,627

Common Stock
Preferred Stock
Debt Securities
Warrants
Units
___________________________

We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, debt securities, warrants, or units having a maximum aggregate offering price of $15,339,627. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement.

The prospectus supplement may also add, update or change information contained in or incorporated by reference into this prospectus. However, no prospectus supplement shall offer a security that is not registered and described in this prospectus at the time of its effectiveness.  You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest. This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our common stock is traded on the NYSE MKT under the symbol “AIRI”  Each prospectus supplement will contain information, where applicable, as to our listing on the NYSE MKT or any other securities exchange of the securities covered by the prospectus supplement.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

As of November 20, 2013, the aggregate market value of our common stock held by non-affiliates was approximately $46,018,881 based on 5,844,093 shares of outstanding common stock, of which 1,000,000 shares are held by affiliates, and a price of $9.50 per share, which was the last reported sale price of our common stock on the NYSE MKT on that date.  We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 month calendar period that ends on, and includes, the date of this prospectus.

We were incorporated in Nevada on July 9, 2013 and are the successor by merger on August 30, 2013 to our corporate parent, Air Industries Group, Inc., a Delaware corporation. Our principal executive offices are located at 1479 North Clinton Avenue, Bay Shore, New York 11706. Our telephone number is (631) 968-5000 and our website address is http://www.airindustriesgroup.com. Information contained in our website is not a part of this prospectus.

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012, and, as such, may elect to comply with certain reduced public company reporting requirements in future reports after the completion of this offering.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Investing in our securities involves a high degree of risk.  You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page 6 of this prospectus as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 11, 2013

TABLE OF CONTENTS

Page No.

About This Prospectus	4
Prospectus Summary	5
The Offering	5
Risk Factors	6
Special Note Regarding Forward-Looking Statements	7
Our Company	7
Use Of Proceeds	8
Ratio of Earnings to Fixed Charges	8
Descriptions Of The Securities We May Offer	9
Capital Stock	9
Warrants	11
Debt Securities	14
Units	15
Plan Of Distribution	15
Limitations on Liability and Indemnification of Officers and Directors	17
Legal Matters	19
Experts	19
Incorporation Of Certain Documents By Reference	19
Where You Can Find Additional Information About Us	20

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time securities having a maximum aggregate offering price of $15,339,627. Each time we offer securities, we will prepare and file with the SEC a prospectus supplement and/or a free writing prospectus (collectively referred to herein as a prospectus supplement) that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus or the documents incorporated herein by reference. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption “Where You Can Find Additional Information About Us.”

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find Additional Information About Us.”

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement (including any free writing prospectus). We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through any combination of these methods. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will prepare and file with the SEC each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.”

As used, or incorporated by reference, in this prospectus, unless otherwise stated or the context requires otherwise, the "Company" and terms such as "we," "us" "our," and "AIRI" refer to Air Industries Group, a Nevada corporation, and prior to August 30, 2013, Air Industries Group, Inc., a Delaware corporation, and our directly and indirectly wholly-owned subsidiaries: Gales Acquisition Group, Inc., a Delaware corporation, Air Industries Machining, Corp., a New York corporation ("AIM"), Welding Metallurgy, Inc., a New York corporation  ("Welding Metallurgy," or “WMI”),  Nassau Tool Works, Inc., a New York corporation ("NTW"), Miller Stuart, Inc., a New York corporation, and for periods prior to its divestiture in December 2010, Sigma Metals, Inc. ("Sigma Metals" or "Sigma").

PROSPECTUS SUMMARY

The following summary, because it is a summary, may not contain all the information that may be important to you. This prospectus incorporates important business and financial information about Air Industries Group that is not included in, or delivered with, this prospectus.  Before making an investment, you should read the entire prospectus and any amendment carefully. You should also carefully read the risks of investing discussed under “Risk Factors” and the financial statements included in our other filings with the SEC, including in our most recent Annual Report on Form 10-K which we filed with the SEC on March 29, 2013, and in our most recent Quarterly Report on Form 10-Q which we filed with the SEC on November 13, 2013 . This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information About Us.”

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing us at the following address1479 North Clinton Avenue, Bay Shore, New York 11706 Attn:  Corporate Secretary.

THE OFFERING

This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of:

•	common stock;
•	preferred stock;
•	debt securities, in one or more series;
•	warrants to purchase any of the securities listed above; and/or
•	units consisting of one or more of the foregoing

in one or more offerings up to a total dollar amount of $15,339,627.  This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering and include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find Additional Information About Us.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information About Us.”

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before purchasing our securities, you should carefully consider the risks and uncertainties set forth below and under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC March 29, 2013 (“Our 2012 Annual Report”), which is incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the SEC or any applicable prospectus supplement (including any free writing prospectus). Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

Risks Related to Our Common Stock and the Offering

Future sales or other dilution of our equity could depress the market price of our common stock.

Our common stock is listed on the NYSE MKT.  However, trading volume has been limited and a more active public market for our common stock may not develop or be sustained over time. The market price of our common stock could be subject to significant fluctuations. The price of our stock may change in response to variations in our operating results and also may change in response to other factors, including factors specific to companies in our industry many of which are beyond our control. Our shares may be less liquid than the shares of other public companies and there may be imbalances between supply and demand for our shares. As a result, our share price may experience significant volatility and may not necessarily reflect the value of our expected performance.   Moreover, sales of our common stock in the public market, or the perception that such sales could occur, could negatively impact the price of our common stock. As a result, you may not be able to sell your shares of our common stock in short time periods, or possibly at all, and the price per share of our common stock may fluctuate significantly.

In addition, the issuance of additional shares of our common stock pursuant to this prospectus, or issuances of securities convertible into or exercisable for our common stock or other equity-linked securities, including preferred stock, warrants, debt securities or units, would dilute the ownership interest of our common shareholders and could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

We expect to seek to raise additional capital. If this additional financing is obtained through the issuance of equity securities, debt convertible into equity or options or warrants to acquire equity securities, our existing shareholders could experience significant dilution upon the issuance, conversion or exercise of such securities.

Our management will have broad discretion over the use of the proceeds we receive from the sale of our securities pursuant to this prospectus and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from any offerings under this prospectus, and you will be relying on the judgment of our management regarding the application of these proceeds. Except as described in any prospectus supplement (including any related free writing prospectus) that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for our general corporate purposes. Our management might not apply the net proceeds from the offering of our securities in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You may not have the opportunity to influence our decisions on how to use such proceeds.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some, of the statements contained or incorporated by reference in this prospectus including any amendment or supplement thereto may be or contain “forward-looking statements”, including statements regarding our operations, cash flows, financial position and economic performance including, in particular, future sales, product demand, competition and the effect of economic conditions.

Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures, distribution channels, profitability, new products, adequacy of funds from operations, and general economic conditions, these statements and other projections contained herein expressing opinions about future outcomes and non-historical information, are subject to uncertainties and, therefore, there is no assurance that the outcomes expressed in these statements will be achieved.  Investors are cautioned that forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the expectations expressed in forward-looking statements contained herein. Given these uncertainties, you should not place any reliance on these forward-looking statements which speak only as of the date hereof. See “Risk Factors” for a discussion of factors that could cause our actual results from those expressed or implied by forward-looking statements.

We do not guarantee that the transactions and events which are the subject of forward-looking statements will happen as described or that they will happen at all. You should read the report in which statements are contained completely and with the understanding that actual future results may be materially different from what we expect. Forward-looking statements relate only to events as of the date on which the statements are made. We undertake no obligation, beyond that required by law, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, even though our situation will change in the future.

Whether actual results will conform to our expectations and predictions is subject to a number of risks and uncertainties, many of which are beyond our control, and reflect future business decisions that are subject to change. Some of the assumptions, future results and levels of performance expressed or implied in the forward-looking statements we have made or may make in the future inevitably will not materialize, and unanticipated events may occur which will affect our results. Such risks and uncertainties include, among others, those discussed in “Item 1A: Risk Factors” of Our 2012 Annual Report, as well as in our consolidated financial statements, related notes, and the other financial information appearing in Our 2012 Annual Report and our other filings with the SEC.

OUR COMPANY

We are an aerospace and defense company operating primarily in the defense industry, though the proportion of our business represented by the commercial sector is increasing.  We design and manufacture structural parts and assemblies that focus on flight safety, including landing gear, arresting gear, engine mounts, flight controls, throttle quadrants, Nacelle Struts which transmit the thrust of a jet engine to the body of the aircraft and other components. We also provide sheet metal fabrication of aerostructures, tube bending and welding services.   Our products are currently deployed on a wide range of high profile military and commercial aircraft including Sikorsky's UH-60 Blackhawk helicopter, Lockheed Martin's F-35 Joint Strike Fighter, Northrop Grumman's E2D Hawkeye, Pratt & Whitney’s Gear fan jet engine, the US Navy F-18 and USAF F-16 fighter aircraft, and in the commercial sector, Boeing's 777, Airbus' 380 commercial airliners, and other commercial airliners.

We were incorporated in Nevada on July 9, 2013 and are successor by merger on August 30, 2013 to our former corporate parent, Air Industries Group, Inc., a Delaware corporation organized in November 2005 in connection with the acquisition of AIM.  In June 2007, we changed our name to Air Industries Group, Inc.  In addition to growing organically at AIM, we acquired Sigma Metals in April 2007, Welding Metallurgy in August 2007, acquired the business now operated by Nassau Tool Works in an asset acquisition in June 2012 and in an asset acquisition acquired the assets of Decimal Industries , Inc. on July 1, 2013. On November 6, 2013 , we acquired 100% of the stock of Miller Stuart Inc. In October 2008, we discontinued the operations of Sigma Metals, and subsequently liquidated or otherwise disposed of its assets. The assets acquired from Decimal Industries have been incorporated into the operations of Welding Metallurgy. For the immediate future Miller Stuart will be operated as a separate business unit.

AIM has manufactured components and subassemblies for the defense and commercial aerospace industry for over 40 years and has established long term relationships with leading defense and aerospace manufacturers such as Boeing, Goodrich Landing Gear, Lockheed Martin, and Northrop Grumman.  AIM manufactures machined aircraft parts and subassemblies for many of the major aircraft platforms in the industry. AIM’s customers include original equipment manufacturers, or OEMs, and members of the defense and commercial aerospace industry supply chains, including Sikorsky, Goodrich Landing Gear, Lockheed Martin, Boeing, and Northrop Grumman. AIM is based in Bay Shore, Long Island, New York.

WMI has provided specialty welding services and metal fabrications to the defense and commercial aerospace industry since 1979 and as a result of the acquisition of the assets of Decimal Industries now also manufactures welded and brazed chassis structures housing electronics, radars, and avionics in aircraft. Its customers include GKN Corporation, Sikorsky, Lockheed Martin, Boeing and Northrop Grumman. WMI is based in Hauppauge, Long Island, New York.

The predecessor of NTW was founded in 1959.  NTW’s principal business is the fabrication and assembly of  landing gear components and complete landing gear for fighter aircraft for the US and foreign governments. NTW also performs sub-contract machining for other aerospace manufacturers, including Air Industries. NTW is located in West Babylon, Long Island, New York.

Decimal was founded in 1968, and it principal business is the fabrication of precision sheet metal assemblies for the aerospace industry. Miller Stuart was founded in 1966 and is a manufacturer of aerospace components whose customers include major aircraft manufacturers and the US Military. Miller Stuart specializes in electromechanical systems, harness and cable assemblies, electronic equipment and printed circuit boards.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the date of the first sale of common stock under a registration statement under the Securities Act, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we become a large accelerated filer, which means that we have been public for at least 12 months, have filed at least one annual report and the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last day of our then most recently completed second fiscal quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We refer to the Jumpstart Our Business Startups Act of 2012 herein as the “JOBS Act,” and references herein to “emerging growth company” shall have the meaning associated with such term in the JOBS Act.

An emerging growth company may take advantage of reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions (i) require that we have only two years of audited financial statements and only two years of related Management's Discussion and Analysis of Financial Condition and Results of Operations disclosure; (ii) provide us with an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002; and  (iii) permit us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies.

Our principal offices are located at 1479 North Clinton Avenue, Bay Shore, New York 11706 and our telephone number is (631) 968-5000. All of our subsidiaries are located within a 10 mile radius from our headquarters.

USE OF PROCEEDS

Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes, which may include, among other things, repayment of debt, capital expenditures, the financing of possible acquisitions or business expansions, increasing our working capital and the financing of ongoing operating expenses and overhead. Pending the application of the net proceeds, we may invest the proceeds in marketable securities and short-term investments.

RATIO OF EARNINGS TO FIXED CHARGES

Not applicable to smaller reporting companies.

DESCRIPTIONS OF THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to a particular offering the specific terms of the securities offered by that prospectus supplement. We will indicate in the applicable prospectus supplement if the terms of the securities differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, material United States federal income tax considerations relating to the securities.

We may sell from time to time, in one or more offerings:

•	shares of our common stock;

•	shares of our preferred stock;

•	debt securities;

•	warrants to purchase any of the securities listed above; and/or

•	units consisting of one or more of the foregoing.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

CAPITAL STOCK

General

The following description of common stock and preferred stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus but is not complete. For the complete terms of our common stock and preferred stock, please refer to our articles of incorporation, as may be amended from time to time, any certificates of designation for our preferred stock, that may be authorized from time to time, and our bylaws, as amended from time to time. Chapter 76 of the Nevada Revised Statutes also may affect the terms of these securities. While the terms we have summarized below will apply generally to any common stock or preferred stock that we may offer, we will describe the specific terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any common stock or preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

Description of Capital Stock

As of November 1, 2013, our authorized capital stock consists of 25,000,000 shares of common stock, par value $0.001 per share, of which 5,844,093 shares are issued and outstanding, held of record by approximately 440 stockholders, and 1,000,000 shares of preferred stock, none of which have been issued.

The authorized and unissued shares of common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors will not seek stockholder approval for the issuance and sale of our common stock or our preferred stock.

 Common Stock

Holders of our common stock are entitled to one vote per share on all matters submitted to a stockholder vote, including the election of directors. Holders our common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of our common stock voting for the election of directors will be able to elect all of the directors. A vote by the holders of a majority of our outstanding shares of common stock will be required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation. In the event of liquidation, dissolution or winding up of our company, either voluntarily or involuntarily, each outstanding share of our common stock will be entitled to share equally in our assets.

Holders of our common stock do not have pre-emptive rights or conversion rights and there are no redemption provisions applicable to our common stock. Holders of our common stock are entitled to receive dividends when and as declared by our board of directors, out of funds legally available therefor.

All shares of our common stock offered hereby will, when issued, be fully paid and non-assessable, including shares of common stock issued on the conversion of preferred stock, the exercise of common stock warrants or subscription rights, if any.

Preferred Stock

Our articles of incorporation give our board of directors the power to issue shares of preferred stock in one or more series without stockholder approval. The board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The purpose of authorizing the board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of a corporation’s outstanding voting stock.

Our articles of incorporation provide that our board of directors may, by resolution, designate classes of preferred stock in the future. The designated series of preferred stock shall have such powers, designations, preferences and relative, participation or optional or other special rights and qualifications, limitations or restrictions as shall be expressed in the resolution adopted by the board of directors. Once designated by our board of directors, each series of preferred stock will have specific financial and other terms that will be described in a prospectus supplement. The description of the preferred stock that is set forth in any prospectus supplement is not complete without reference to the documents that govern the preferred stock. These include our certificate of incorporation, as amended and restated, and any certificates of designation that our board of directors may adopt. Prior to the issuance of shares of each series of preferred stock, the board of directors is required by the Delaware General Corporate Law and our certificate of incorporation, as amended and restated, to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Nevada. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

•
the number of shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of shares of that series then outstanding) from time to time by action of the board of directors;

•	the dividend rate and the manner and frequency of payment of dividends on the shares of that series, whether dividends will be cumulative, and, if so, from which date;
•	whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;
•
whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion privileges, including provision for adjustment of the conversion rate in such events as the board of directors may determine;

•	whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption;
•	whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;
•	whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;

•
the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and

•	any other relative rights, preferences and limitations of that series.

All shares of preferred stock offered hereby will, when issued, be fully paid and non-assessable, including shares of preferred stock issued upon the exercise of preferred stock warrants or subscription rights, if any.

Although our board of directors has no intention at the present time of doing so, it could authorize the issuance of a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of us without further action by the shareholders and may adversely affect the voting and/or other rights of the holders of common stock or any other securities we may issue in the future. The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holders to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although our board of directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. Our board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized preferred stock, unless otherwise required by law.

Placement Agent Warrants

We have issued to Taglich Brothers, Inc., placement agent in our private placement of shares of our common stock in June and July of 2012, warrants to purchase 118,585 shares of common stock. The warrants may be exercised until July 2017. The exercise price of the warrants is $6.30 per share. The exercise price and number of shares of common stock issuable upon exercise of the warrants are subject to adjustment for stock dividends, stock splits, and recapitalizations, as well as mergers and certain corporate reorganizations.  The warrants are not redeemable by us, and allow for “cashless exercise”.  The warrants also provide for unlimited piggyback” registration rights at our expense with respect to the underlying shares of common stock.

Transfer Agent and Registrar; Market

The transfer agent and registrar for our common stock is Broadridge Investor Communication Solutions Inc. Its address is 51 Mercedes Way, Edgewood, New York 11717, and its telephone number is (631) 254-7400.  Our common stock is listed on the NYSE MKT under the symbol “AIRI.”

See “Where You Can Find Additional Information About Us” elsewhere in this prospectus for information on where you can obtain copies of our Certificate of Incorporation and our Bylaws, which have been filed with and are publicly available from the SEC.

WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock and debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and debt securities, and the warrants may be attached to or separate from these securities.

We may evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank, transfer agent or trust company that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase common stock or preferred stock, the number or amount of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at, and currency in which, these shares may be purchased upon such exercise;

•	the manner of exercise of the warrants, including any cashless exercise rights;
•	the warrant agreement under which the warrants will be issued;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•	anti-dilution provisions of the warrants, if any;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•
the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

•	the manner in which the warrant agreement and warrants may be modified;
•	the identities of the warrant agent and any calculation or other agent for the warrants;
•	federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants;
•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•
in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. eastern time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank, transfer agent or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

Calculation Agent

Any calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant, if any. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders. The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. When we offer to sell debt securities, we will describe the specific terms of any debt securities offered from time to time in a supplement to this prospectus, which may supplement or change the terms outlined below. Senior debt securities will be issued under one or more senior indentures, dated as of a date prior to such issuance, between us and a trustee to be named in a prospectus supplement, as amended or supplemented from time to time. Any subordinated debt securities will be issued under one or more subordinated indentures, dated as of a date prior to such issuance, between us and a trustee to be named in a prospectus supplement, as amended or supplemented from time to time. We have filed forms of the senior trust indenture and subordinated indenture as exhibits to the registration statement of which this prospectus is a part. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended.

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus forms a part do not limit the amount of debt securities that we may issue, including senior debt securities, senior subordinated debt securities, subordinated debt securities and junior subordinated debt securities, and do not limit us from issuing any other debt, including secured and unsecured debt. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The terms of each series of debt securities will be established by or pursuant to (a) a supplemental indenture, (b) a resolution of our board of directors, or (c) an officers’ certificate pursuant to authority granted under a resolution of our board of directors. For the complete terms of the debt securities, you should refer to the applicable prospectus supplement and the form of indentures for those particular debt securities. The prospectus supplement will describe the terms of any debt securities being offered, including:

•	the title;
•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;
•	any limit on the amount that may be issued;
•	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;
•	the maturity date;
•
the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•
whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	the terms of the subordination of any series of subordinated debt;
•	the place where payments will be payable;
•	restrictions on transfer, sale or other assignment, if any;
•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•
the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holders’ option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	any restrictions on our ability and the ability of our subsidiaries to:
•	incur additional indebtedness;
•	issue additional securities;
•	create liens;
•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

•	redeem capital stock;
•	place restrictions on our ability and our subsidiaries’ ability to pay dividends, make distributions or transfer assets;
•	make investments or other restricted payments;
•	sell or otherwise dispose of assets;
•	enter into sale-leaseback transactions;
•	engage in transactions with stockholders and affiliates; or
•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
	•	a discussion of any material United States federal income tax considerations applicable to the debt securities;
	•	information describing any book-entry features;
	•	provisions for a sinking fund purchase or other analogous fund, if any;
	•	the denominations in which we will issue the series of debt securities;
	•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and
•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

UNITS

We may issue units comprised of one or more of the other securities described in this prospectus or in any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any unit agreement under which the units will be issued;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus to or through underwriters, through dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters, if, and if required, any dealers or agents;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed or traded.

            We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use one or more dealers in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealers may then resell the securities to the public at varying prices to be determined by each dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, any common stock sold pursuant to a prospectus supplement will be eligible for listing on the NYSE MKT, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

LIMITATIONS ON LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 78.138 of the NRS provides that a director or officer will not be individually liable unless it is proven that (i) the director's or officer's acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Article 9 of our Articles of Incorporation (“Limitation on Liability”) provides as follows:

“Unless otherwise provided by law, a director or officer is not individually liable to the Corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his individual capacity as a director or officer unless it is proven that his act or failure to act constituted a breach of his fiduciary duties as a director or officer and his breach of those duties involved intentional misconduct, fraud, or a knowing violation of law. If the NRS is amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS as so amended from time to time. Neither any amendment nor repeal of this Article, nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director or officer of the Corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.”

Section 78.7502 of the Nevada Revised Statutes (“NRS”) permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount advanced if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Article 10 of our Articles of Incorporation (“Indemnification”) provides as follows:

“Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person with whom he or she is a legal representative, is or was a director or officer of the Corporation, or who is serving at the request of the Corporation as a director or officer of another corporation, or is a representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith. The right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the Corporation as incurred and in advance of the final disposition of the action, suit, or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this article.

Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase or maintain insurance on behalf of any person who is or was a director or officer of the corporation or who is serving at the request of the Corporation as an officer, director or representative of any other entity or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

Any repeal or modification of the above provisions of this Article 10, approved by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of the Corporation existing as of the time of such repeal or modification. In the event of any conflict between the above indemnification provisions, and any other Article of the Articles, the terms and provisions of this Article shall control.”

The Company maintains a director and officer insurance policy on behalf of any person who is or was a director or officer of the Company. Under such insurance policy, the directors and officers of the Company are insured, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of being or having been such directors or officers.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the Company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

Certain legal matters with respect to the validity of certain of the offered securities will be passed upon for us by Eaton & Van Winkle LLP, New York, New York. If counsel for any underwriters passes on legal matters in connection with an offering of the shares of the securities described in this prospectus, we will name that counsel in the prospectus supplement relating to that offering.

EXPERTS

The consolidated financial statements of Air Industries Group, Inc. (the “Predecessor”), the corporate parent and predecessor by merger to Air Industries Group, as of and for the years ended December 31, 2012 and 2011, included in the Annual Report on Form 10-K of the Predecessor filed March 29, 2013 and incorporated by reference herein, were audited by Rotenberg Meril Solomon Bertiger & Guttilla, P.C., independent registered public accounting firm, as stated in their report which is incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have filed with the SEC a registration statement on Form S-3, including exhibits, in connection with the securities to be sold in this offering. This prospectus is part of the registration statement and does not contain all the information included in the registration statement. For further information about us and the securities to be sold in this offering, please refer to the registration statement. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our securities. The rules and regulations of the SEC allow us to “incorporate by reference” into this prospectus certain information that we file with it. This means that we can disclose important information to you by referring you to another document that we filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. You should read the information incorporated by reference because it is an important part of this prospectus.

We incorporate by reference the following documents that we or our corporate parent and predecessor by merger, Air Industries Group, Inc., previously filed with the SEC pursuant to the Exchange Act:

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the SEC on March 29, 2013;

(b)	Prospectus dated May 9, 2013 filed with the Commission on May 9, 2013 pursuant to Rule 424(b)(3) of the Securities Act;

(c)
Quarterly Reports on Form 10-Q for the quarter ended March 31, 2013 as filed with the SEC on May 10, 2013; for the quarter ended June 30, 2013, as filed with the SEC on August 9, 2013; and for the quarter ended September 30, 2013, as filed with the SEC on November 13, 2013;

(d)
Current Reports on Form 8-K, filed with the Commission on April 23, 2013 (with respect to Items 5.02), May 6, 2013 (with respect to Items 2.02 and 9.01),June 11, 2013 (with respect to Items 7.01 and 9.01), June 21, 2013 (with respect to Items 7.01 and 9.01), July 1, 2013 (with respect to Items 7.01 and 9.01), July 3, 2013 (with respect to Items 1.01 and 9.01), July 29, 2013 (with respect to Items 2.02 and 9.01), July 31, 2013 (with respect to Items 1.01, 5.07, 7.01 and 9.01, as amended with respect to Item 5.07 on August 13, 2013, August 30, 2013 (with respect to Items 1.01, 3.03,5.03 and 9.01); September 17, 2013 (with respect to Items 7.01 and 9.01);October 29, 2013 (with respect to Items 1.01,3.02 and 9.01); November 4, 2013 (with respect to Items 1.01 and 9.01); November 7, 2013 (Items 7.01 and 9.01) and November 12, 2013 (with respect to Items 2.02 and 9.01).

(e)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

(f)
The description of the common stock contained in the registration statement on Form 10 filed with the Commission on October 2, 2012 pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Each statement made in this prospectus or any prospectus supplement concerning a document filed as an exhibit to the registration statement is qualified in its entirety by reference to that exhibit for a complete description of its provisions. Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference in this prospectus may be obtained from us without charge and will be provided to each person, including any beneficial owner, to whom a prospectus is delivered. You may obtain a copy of the documents at no cost by submitting an oral or written request to Air Industries Group’s Corporate Secretary at 1479 North Clinton Avenue, Bay Shore, New York 11706 or by calling Air Industries Group at (631) 968-5000. Additional information about us is available at our web site located at http://www.airindustriesgroup.com. Such additional information contained in our web site is not a part of this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. The registration statement, including exhibits thereto, contains additional relevant information about us and the securities that may be offered and sold hereunder, as permitted by the rules and regulations of the SEC, we have not included in this prospectus. A copy of the registration statement can be obtained at the address set forth below or at the SEC’s website as noted below. You should read the registration statement, including any applicable prospectus supplement, for further information about us and the securities.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy statements, information statements and other information about issuers, like Air Industries Group, that file electronically with the SEC. The address of that website is www.sec.gov. The website, and, except as expressly incorporated herein, the information contained therein, is not a part of this prospectus. You may also obtain copies of the documents at prescribed rates by writing to the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549.

1,170,000 Shares

Common Stock

AIR INDUSTRIES GROUP

Prospectus Supplement

May 28, 2014

TAGLICH BROTHERS, INC.